UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010 (October 25, 2010)

CRIMSON EXPLORATION INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12108 (Commission File Number)	20-3037840 (IRS Employer Identification Number)

717 Texas Ave., Suite 2900, Houston, Texas 77002
(Address of principal executive offices)

(713) 236-7400
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 26, 2010, Crimson Exploration Inc. (the “Company”) entered into a private placement transaction with America Capital Energy Corporation (“ACEC”), a private investor, whereby ACEC may purchase up to $30,000,000 of newly issued Crimson common stock at a purchase price of $5.00 per share in a two-step process.

Pursuant to a Subscription Agreement between the Company and ACEC, dated September 24, 2010 but effective October 26, 2010 (the “Subscription Agreement”), the Company issued on October 26, 2010, 4,250,000 shares of common stock, or approximately 9.9% of the post-transaction outstanding shares, to ACEC for a total cash consideration of $21,250,000.

Pursuant to an Option Agreement between the Company and ACEC, dated October 26, 2010 (the “Option Agreement”), the Company issued a 60-day option by which ACEC may acquire an additional 1,750,000 shares of Series I Convertible Preferred Stock, par value $0.01 per share, a newly created series of preferred stock, at $5.00 per share, for additional consideration of $8,750,000. If the preferred stock is issued upon exercise of the option, ACEC, as holder of preferred stock, would have the right to appoint a director to the Company’s board of directors.  The preferred stock will automatically convert into an equal number of common shares of the Company upon the earlier of (i) the exercise of the ACEC’s right to appoint a director and (ii) December 31, 2010, as described in more detail in Item 5.03 of this Current Report.  If the option is exercised and the preferred shares are converted, ACEC would have been issued an aggregate of 6,000,000 shares of common stock, or approximately 13.4% of the outstanding shares of common stock of the Company.  The Company intends to use the net proceeds from the private placement for general corporate purposes, including the continued development of its significant inventory of drilling prospects.

ACEC is the U.S. private equity investment subsidiary of Shanghai Zhong Rong Property Group, Ltd., a private multi-faceted Shanghai-based company with operations in real estate, energy, mining, commercial property management, and financial investments.

The foregoing description of the Subscription Agreement and the Option Agreement is a summary only and is qualified in its entirety by reference to the Subscription Agreement and the Option Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities

On October 26, 2010, the Company sold 4,250,000 shares (the “Shares”) of its common stock, par value $0.001 per share, to ACEC for a total cash consideration of $21,250,000.  Also on October 26, 2010, pursuant to the Option Agreement, the Company issued to ACEC an option (the “Option”) to acquire 1,750,000 shares of a newly created series of preferred stock for a total cash consideration of $8,750,000.  The Option is exercisable by ACEC upon written notice to the Company during the 60 days following the date of its issuance.  The Shares and the Option were offered and sold by the Company in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933 in the manner described in the Subscription Agreement.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2010, the Company filed a Certificate of Designation, Preferences and Rights of Series I Convertible Preferred Stock (the “Certificate”) with the Secretary of State of the State of Delaware.  The Certificate was declared effective on October 25, 2010.  The Certificate established a new series of 1,750,000 shares of its preferred stock, designated as  Series I Convertible Preferred Stock, par value $0.01 per share (“Series I Preferred Stock”).  The Series I Preferred Stock is automatically convertible into an equal number of shares of common stock of the Company and, prior to such conversion, provides for economic rights, including rights to distributions, similar to the common stock. Holders of outstanding shares of Series I Preferred Stock will vote with holders of outstanding shares of common stock as a single class on an as converted basis. Holders of the Series I Preferred Stock have the right to appoint a director to serve on the Company’s board of directors until the next annual meeting.  Each share of Series I Preferred Stock will convert on a one-for-one basis, subject to certain adjustments related to changes in the common stock, into a share of common stock automatically upon the earlier of (i) the exercise of the holders’ right to appoint a director and (ii) December 31, 2010.

The foregoing description of the Certificate is a summary only and is qualified in its entirety by reference to the Certificate, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation, Preferences and Rights of Series I Convertible Preferred Stock
10.1	Subscription Agreement between Crimson Exploration Inc. and America Capital Energy Corporation, dated as of September 24, 2010, but effective October 26, 2010
10.2	Option Agreement between Crimson Exploration Inc. and America Capital Energy Corporation, dated as of October 26, 2010
99.1	Press Release dated October 27, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIMSON EXPLORATION INC. (Registrant)
/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President & Chief Financial Officer

Dated: October 29, 2010

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation, Preferences and Rights of Series I Convertible Preferred Stock
10.1	Subscription Agreement between Crimson Exploration Inc. and America Capital Energy Corporation, dated as of September 24, 2010, but effective October 26, 2010
10.2	Option Agreement between Crimson Exploration Inc. and America Capital Energy Corporation, dated as of October 26, 2010
99.1	Press Release dated October 27, 2010

Exhibit 99.1

Crimson Exploration Announces Completion of Private Placement of Common Stock and Related Option

HOUSTON, October 27, 2010 (BUSINESS WIRE) –

Crimson Exploration Inc. (NasdaqGM:CXPO) announced today that it has entered into a private placement with America Capital Energy Corporation (“ACEC”), a private investor, whereby ACEC can purchase up to $30,000,000 of newly issued Crimson common stock at a purchase price of $5.00 per share in a two step transaction.  Yesterday, Crimson completed the first step of the transaction and issued 4,250,000 shares of common stock, or 9.9% of the post-transaction outstanding shares, to ACEC for a total cash consideration of $21,250,000.  Crimson also issued a 60-day option to ACEC.  Under the option agreement, ACEC may acquire an additional 1,750,000 shares of a newly created series of preferred stock at $5.00 per share, for additional consideration of $8,750,000. The preferred stock will automatically convert into an equal number of Crimson common shares on or before December 31, 2010. Under the terms of the preferred stock, ACEC would have the right to appoint a director to the Crimson board of directors prior to conversion.  If the option is exercised and the preferred shares are converted, ACEC would own approximately 13.4% of the outstanding shares of common stock of the Company.  The Company intends to use the net proceeds from the private placement for general corporate purposes, including the continued development of its significant inventory of drilling prospects.

ACEC is the U.S. private equity investment subsidiary of Shanghai Zhong Rong Property Group, Ltd., a private multi-faceted Shanghai-based company with operations in real estate, energy, mining, commercial property management, and financial investments.  Upon funding the first part of this investment, the Chairman and CEO of the Zhong Rong Group, Mr. Ni Zhaoxing, expressed his confidence that this additional capital will enable Crimson to more fully exploit its attractive asset mix of conventional properties and highly prospective resource plays.

Mr. Allan D. Keel, President and CEO of Crimson, commented, “Over the last several months we have gotten to know the members of the ACEC and Zhong Rong teams and believe that we share the same vision and excitement for the continued growth of Crimson; therefore, we are very pleased to welcome them as new investors in Crimson Exploration”.

The common stock being sold by the Company in this transaction will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.   Crimson expects to file a Current Report on Form 8-K describing this private placement in more detail, including as exhibits, copies of the related subscription agreement, option agreement, registration rights agreement and certificate of designations for the preferred stock.

Crimson Exploration is a Houston, TX-based independent energy company engaged in the acquisition, development, exploitation and production of crude oil and natural gas, primarily in the onshore Gulf Coast regions of the United States. The Company owns and operates conventional properties in Texas, Louisiana, Colorado and Mississippi, approximately 12,000 net acres in the highly prospective Haynesville Shale, Mid-Bossier, and James Lime plays in San Augustine and Sabine counties in East Texas, approximately 9,300 net acres in the prospective Eagle Ford play in South Texas and approximately 11,000 net acres in the Denver Julesburg Basin of Colorado.

Additional information on Crimson Exploration Inc. is available on the Company's website at http://crimsonexploration.com.

Contact:  Crimson Exploration Inc., Houston, TX
  E. Joseph Grady, 713-236-7400

Source:    Crimson Exploration Inc.